Exhibit 23

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-89020, 333-78453, 333-50877, 333-74515, 333-67114 and 333-50841) and the Registration Statement (Form S-1 No. 333-85602) and the related Prospectus of our report dated May 14, 2004, with respect to the consolidated financial statements and schedule of aaiPharma Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Raleigh, North Carolina
June 14, 2004